Exhibit 99.1

IN THE HIGH COURT OF JUSTICE                                                                                                                               Claim No.

QUEEN’S BENCH DIVISION

TECHNOLOGY AND CONSTRUCTION COURT

BETWEEN:

SCS CORPORATION

Claimant

- and -

AGR WELL MANAGEMENT LIMITED

Defendant

PARTICULARS OF CLAIM

21 June 2012

The parties

1.                                       The Claimant is a company incorporated under the laws of the State of Delaware and registered to do business in the State of Texas, whose principal place of business is at 12012 Wickchester Lane, Suite 475, Houston TX 77079.

2.                                       The Claimant is a wholly-owned subsidiary of Hyperdynamics Corporation (Hyperdynamics).  Hyperdynamics is an oil and gas exploration and production company based in Houston, Texas.  Under a Production Sharing Contract dated 22 September 2006, Hyperdynamics was granted a concession by the Republic of Guinea under which it was obliged to drill a well off the coast of Guinea by December 31, 2011 (the Project).  With the consent of the Republic of Guinea, Dana Petroleum has since January 2010 had a 23% ownership interest in the Project, alongside Hyperdynamics’ 77% interest.

3.                                       The Defendant is a company registered in Scotland with its registered office at Union Plaza, 1 Union Wynd, Aberdeen AB10 1SL and is in the business of providing well management services.  At all material times, the Defendant held itself out as comprising highly-qualified and experienced personnel and as having a track record of delivering services that enable clients to achieve increased health, safety, environmental, quality and operational performance, enhanced operability and cost savings.  The Defendant further held itself out as having vast experience working in some of the most challenging environments across the globe and being ideally placed to work with all types of oil companies including even the smallest independent oil companies.

The Contract

4.                                       On 24 November 2010, the Claimant and the Defendant (acting in the course of its business) entered into a contract for the provision of well construction project management services for the Project (the Contract).

5.                                       The Contract consisted of six sections, namely:

(1)                                  Section I: Form of Agreement.

(2)                                  Section II: (a) Leading Oil & Gas Industry Competitiveness (LOGIC) General Conditions of Contract for Well Services Edition 2 (March 2001) (General Conditions); (b) Special Conditions of Contract (Special Conditions).

(3)                                  Section III: Remuneration.

(4)                                  Section IV: Scope of Work.

(5)                                  Section V: Health, Safety and Environment.

(6)                                  Section VI: Administration Instructions.

6.                                       The Contract was governed by English law and subject to the exclusive jurisdiction of the English courts.

7.                                       The Contract was varied on two occasions, namely 9 March 2011 and 11 August 2011.  References to the Contract herein are to the terms in force from time to time.

8.                                       The General Conditions included the following material obligations on the part of the Defendant:

(1)                                  By clause 4.1, the Defendant was obliged to provide all management, supervision, personnel, materials and equipment, plant, consumables,

facilities and all other things so far as the necessity for providing the same is specified in or reasonably to be inferred from the Contract.

(2)                                  By clause 4.2, the Defendant was obliged to “carry out all its obligations under the Contract and . . . execute the Work with all due care and diligence and with the skill to be expected of a reputable contractor experienced in the types of work to be carried out under the Contract”.  “Work” was defined as all work that the Defendant was required to carry out in accordance with the Contract, including the provision of all materials, services and equipment.

(3)                                  By clause 4.3, the Defendant was obliged to take full responsibility for the adequacy, stability and safety of all its operations and methods necessary for the performance of the Work and to keep strictly to the provisions of Section V relating to health, safety and environment.

(4)                                  By clause 4.6, the Defendant was responsible for the timely provision of all the matters referred to in clause 4.1.

(5)                                  By clause 4.8, the Defendant was responsible for the programming of the Work.

(6)                                  By clause 4.10, it was agreed that surplus material belonging to the Claimant in the possession of the Defendant on completion of the Work was to be disposed of in accordance with the instructions of the Claimant’s representative.

(7)                                  By clause 6.1, the Defendant was deemed to have satisfied itself, before entering into the Contract, as to the extent and nature of the Work.

(8)                                  By clause 8.2(d), the Defendant was responsible for all work, acts, omissions and defaults of any sub-contractor as if they were work, acts, omissions or defaults of the Defendant.

(9)                                  By clause 9.1, the Defendant undertook to provide sufficient personnel at all times to ensure performance and completion of the Work in accordance with the Contract.

(10)                            By clause 9.2, it was provided that “[a]ll personnel employed on the Work shall, for the work they are required to perform, be competent, properly qualified, skilled and experienced in accordance with good industry practice”, and the Defendant was obliged to verify all relevant qualifications of such personnel.

(11)                            By clause 9.7, the Defendant was required to ensure that all employees of the Defendant and any subcontractor complied with applicable laws.

(12)                            By clause 18.1, the Defendant was to comply with all applicable laws, rules and regulations of any governmental or regulatory body having jurisdiction over the Work or the site of the Work.

(13)                            By clause 18.2, the Defendant was obliged to obtain all licences, permits, temporary permits and authorisations required by the applicable laws, rules and regulations for the performance of the Work, save to the extent that the same could only be legally obtained by the Claimant.

9.                                       By Section IV of the Contract, the Work included a full well project management service, including the co-ordination of all activities associated with the Project and the administration of all contracts with subcontractors.

10.                                 Provision about payment was contained in clause 14 of the General Conditions.  In particular:

(1)                                  By clause 14.1, the Claimant was obliged to pay or cause to be paid the Defendant the amounts specified in Section III for the performance and completion of the Work.

(2)                                  By clause 14.3, the Defendant was required to submit an invoice to the Claimant within 30 days of the end of each calendar month.

(3)                                  By clause 14.6, the Claimant was permitted the following periods of time to make payment after receipt of a correctly prepared and adequately supported invoice: 30 days, in the case of work performed directly by the Defendant; and 14 days, in the case of work performed by a subcontractor.

(4)                                  By clause 14.7, if the Claimant disputed any items on any invoice in whole or in part, the Claimant was to notify the Defendant of the reasons and request the Claimant to issue a credit note for the unaccepted part or whole of the invoice, whereupon the Claimant would be obliged to pay the undisputed part.  Further, if any other dispute connected with the Contract existed between the parties, the Claimant was entitled to withhold from any money otherwise payable the amount which was the subject to the dispute.

(5)                                  By clause 14.8, neither the presentation nor payment of any individual invoice was to constitute a settlement of a dispute or otherwise waive or affect the rights of the parties.  In particular, the Claimant was entitled to correct or modify any sum previously paid where any such sum was incorrect, not properly payable to the Defendant or where work in respect of which payment had been made does not comply with the Contract.

(6)                                  By clause 14.10, the Claimant was permitted to invoice the Defendant for any costs recoverable under the Contract (including all claims, losses, damages, charges, disbursements, costs, overheads or expenses directly resulting from the matter in question) or to deduct the amount of such costs from any sum due or to become due to the Defendant under the Contract.

11.                                 The General Conditions included the following further material provisions:

(1)                                  By clause 16.1, the Claimant was to retain title to materials and equipment provided by the Claimant.  By clause 16.2, all equipment, materials and supplies provided by the Defendant for permanent incorporation into the Work were to become the property of the Claimant.

(2)                                  By clause 24.1, the Claimant had the right, during the course of the Work and for a period ending two years thereafter, to audit at all reasonable times and, upon request, take copies of all the Defendant’s records, books, personnel records, accounts, correspondence, memoranda, receipts, vouchers and other papers of every kind relating to (inter alia) all invoiced charges made by the Defendant.

12.                                 Further or alternatively, the Contract contained the following implied terms pursuant to ss. 13 and 14 of the Supply of Goods and Services Act 1982 respectively:

(1)                                  that the Defendant would carry out the services to be provided under the Contract with reasonable care and skill; and/or

(2)                                  that the Defendant would perform these services within a reasonable time.

13.                                 The Claimant will refer as appropriate at trial to further provisions of the Contract for their full terms and true effect.

The Defendant’s breaches of contract

14.                                 Prior to commencing drilling operations, the Defendant estimated that the Project would be completed within 52 days and at a cost of between US$45m to US$60m.  If the Defendant had complied with its contractual obligations, the contractual work could and should have been achieved on time and within budget.

15.                                 In fact, the drilling of the Sabu #1 well took 151 days to complete and the Defendant has sought to recover charges from the Claimant in excess of US$135.6m (even after informing the Claimant, late in the project, that the well would cost no more than US$116m).  The magnitude of this over-run in time and cost justifies the inference that, wrongfully and in breach of contract, the Defendant failed to exercise reasonable care and skill, failed to provide the agreed services within a reasonable time, and breached its express contractual obligations, particularly those arising under clauses 4.2, 4.6, 9.1 and 9.2 of the General Conditions.

16.                                 Without prejudice to the generality of the foregoing contention, the Claimant further relies at this stage (pending disclosure and the provision of further information from the Defendant in these proceedings) on the specific failings of the Defendant pleaded in paragraphs 17 to 30 below.

The Rig

17.                                 Prime among the Defendant’s contractual responsibilities was the selection of a suitable drilling unit to undertake the drilling of the Sabu #1 well.

18.                                 The Defendant recommended the use of a drilling unit belonging to Jasper Drilling Private Limited (Jasper), known as the “Jasper Explorer” (the Rig).  The Defendant assured the Claimant that the Rig, which was located in Singapore and not in use at the material time, would be, or be made, in all material respects suitable for the purposes of the Project.  On the basis and of and in reliance on the Defendant’s assurances, the Claimant consented to the use of the Rig.

19.                                 On 18 May 2011, the Defendant contracted (on the LOGIC General Conditions for Mobile Drilling Rigs terms) with Jasper for the provision of the Rig.  On 11 August 2011, the Claimant and the Defendant executed a variation to the Contract confirming the Claimant’s instruction to the Defendant to commit to the use of the Rig for a first option well.  As pleaded above, such instruction was given on the basis of and in reliance on the Defendant’s assurances as to the suitability of the Rig.

20.                                 As an incident of the contractual provisions pleaded in paragraph 8 above, the Defendant was responsible for ensuring that the Rig had suitable equipment for the Work to be carried out under the Contract, was suitably staffed with personnel of the requisite skills and experience, and that the Rig was mobilised for a period no more than reasonably necessary for the conclusion of the Work specified in the Contract.

21.                                 Wrongfully and in breach of the duties pleaded in paragraphs 8 and/or 12 above:

(1)                                  Some of the equipment on the Rig (including the cranes) was sub-standard, antiquated, did not properly function, was not adequately prepared and tested at the Singapore shipyard or elsewhere, and was not suitable for the Work.  Despite the assurances referred to above and despite having had months in which to ensure the Rig equipment was suitable, the Defendant never ensured that the Rig was brought up to operational conditions.  This created substantial impediments to operations at the drilling site.

(2)                                  Unbeknownst to the Claimant at the time (because the Defendant did not inform it), the crew initially on-board the Rig en route from Singapore to the Republic of Guinea departed at Cape Town and their place was taken by crew who lacked the necessary skills and experience.  The inadequacy of the replacement crew, and the subsequent crews that worked on the Rig, and the constant replacement of key personnel throughout the project had to be remedied by costly and time-consuming on-site training.

(3)                                  The Rig was on site in Guinea for approximately 151 days, but was operational on only 87 of those days.  Every day the Rig did not operate cost the Claimant approximately US$500,000 in additional expenses payable to other subcontractors.

Fuel purchase

22.                                 As an incident of the duties pleaded in paragraphs 8 and/or 12 above, the Defendant was obliged to purchase no more fuel than was reasonably necessary to carry out the Work.

23.                                 In fact, the Defendant ordered 2m litres of incompatible fuel at a cost of US$2.9m.  The fuel, which was refused by the vessel captains because it was unusable on the chartered route due to legal restrictions on sulphur-rich fuel such as that purchased by the Defendant, had to be re-sold at a loss of approximately US$450,000.  Because the fuel was unusable, the Claimant incurred an additional $45,000 in fuel costs to enable one of the vessels to reach a location where it could properly refuel.  Despite the Defendant’s purchasing errors, the Defendant has sought to recover these overruns from the Claimant.

Communications

24.                                 As pleaded above, under clauses 9.7, 18.1 and/or 18.2 of the General Conditions, the Defendant was obliged to ensure that it and any subcontractor complied with all applicable laws and obtained any necessary licences or permits.

25.                                 In fact, wrongfully and in breach of contract, the Defendant selected a company with a presence in Aberdeen, Harris CapRock, to manage communications.  Harris CapRock did not acquire the licences required to operate satellite communications equipment in Guinea, resulting in a fine of US$50,000 and the need to select a replacement contractor on an urgent basis.

Drilling mud

26.                                 As an incident of the duties pleaded in paragraphs 8 and/or 12 above (or alternatively, as an implied term which is necessary to give business efficacy to the Contract or to express the obvious but unexpressed intentions of the parties), the Defendant was under a duty to purchase supplies of materials and equipment at the best price reasonably obtainable.

27.                                 In fact, wrongfully and in breach of contract, the Defendant purchased the drilling mud (a fluid used to lubricate the drill bit and facilitate the drilling of the well) from an Aberdeen supplier called MI Swaco.  The Claimant believes that the Defendant may have purchased the mud at an inflated price compared to the prevailing market rates available from local West African suppliers.  Particulars will be provided following the provision of disclosure and/or further information in these proceedings.

28.                                 Further, the decision to purchase from an Aberdeen supplier caused increased shipping cost and resulted in delay.  Moreover, the mud was delivered to the site without the chemicals needed to use the mud for drilling, resulting in further delay.  The Defendant also failed to order all the chemical needed or adequate supply to treat the mud properly, resulting in delay.  These failings amount to breaches of the duties pleaded in paragraph 8 and/or 12 above.

Cost savings

29.                                 As an incident of the duties pleaded in paragraphs 8 and/or 12 above (especially the duty to act with the care, skill and diligence expected of a reputable experienced contractor), the Defendant was obliged to negotiate cost concessions from subcontractors who worked on the Project and who, because of its prolonged duration, earned more than they could reasonably have expected at the outset.

30.                                 In fact, wrongfully and in breach of contract, the Defendant has failed to secure meaningful cost concessions from subcontractors.  During the Project, the Defendant committed to seeking cost concessions from Jasper at the conclusion of the Project.  However, the Defendant only made the approach to Jasper after it was reminded of its prior commitment by the Claimant.  Furthermore, despite the Claimant’s inquiries about the Defendant’s progress in procuring cost concessions from all its subcontractors, the Defendant has not provided any satisfactory response regarding its efforts.

31.                                 More recently, the Defendant has sought to recover from the Claimant costs that the Defendant had previously offered or conceded as concessions or payments that should not be made.  As an example, the Defendant has sought to recover from the Claimant payment for certain downtime on the Rig, which the Claimant had previously conceded should not be paid.  Furthermore, the Defendant is seeking to recover certain of its own performance based incentives, inflated because of the additional time spent on the Project, that the Defendant previously offered as a cost concession.

Monies due under the Contract

32.                                 On the true construction of the Contract, alternatively by virtue of an implied term (which is necessary to give business efficacy to the Contract or to express the obvious but unexpressed intentions of the parties), the Defendant is entitled to remuneration or reimbursement of its costs and expenses (including those of subcontractors) only insofar as the same were reasonably and properly incurred in the performance of the Defendant’s contractual obligations and were not caused or contributed to by any breach of contract on the Defendant’s part.

33.                                 If the Defendant had complied with its contractual obligations, the Work on the Sabu #1 well would have been completed within a reasonable time, namely 52 days, and the remuneration, costs and expenses properly and reasonably incurred would not have exceeded the upper limit of the Defendant’s pre-estimate, namely US$60m.

34.           In fact, to date, the Defendant has invoiced the Claimant for, and received payment, in the sum of at least US$107.3m.  By virtue of clause 14.8, the Claimant is entitled to and (insofar as necessary) does hereby correct or modify the sums previously paid to the Defendant on the basis that all such sums in excess of US$60m were incorrect, not properly payable or in respect of non-compliant work.

35.           Accordingly, the Claimant is entitled to and does hereby claim re-payment under the Contract of the difference between US$107.3m and US$60m, namely US$47.3m.  The said sum is claimed in US Dollars because this is the currency in which the original payment was made by the Claimant.  The equivalent Sterling amount at the date hereof is £30.27m, using a Dollar to Pound exchange rate of 0.64 derived from xe.com.

36.           Further the Claimant claims interest on all sums repaid to it pursuant to clause 14.9 of the General Conditions at the rate of 3 per cent above the Bank of England base rate from the date when the expenditure was made by the Claimant until the date of actual repayment.

Damages for breach of contract

37.           Alternatively, if (contrary to the Claimant’s primary case) the Claimant is not entitled to recover the sum referred to in paragraph 35 as a sum payable under the Contract, then the same constitutes loss and damage and is recoverable as such in respect of the Defendant’s breaches of contract pleaded above.

38.           Accordingly, the Claimant is entitled to and does hereby claim damages in the sum of US$47.3m.

Sale of Property

39.           In the course of the Project, the Defendant purchased materials and equipment worth over US$13m which have not been used in the construction of the Sabu #1 well (the Property).  By virtue of (inter alia) clause 16.1 of the General Conditions, title to the Property belongs to the Claimant.  By virtue of the

Contract, as a bailee of the Property and/or as the Claimant’s agent for the purposes of any sale, the Defendant is under a duty to account to the Claimant for the proceeds of any sale of the Property.

40.           The Claimant believes that the Defendant has sold some or all of the Property.  Particulars will be provided following the provision of disclosure and/or further information in these proceedings.

41.           Wrongfully and in breach of its duties, the Defendant has failed to account to the Claimant for the proceeds of such sales.  The Claimant acknowledges that it received a credit note from the Defendant on 25 April 2012 for US$2.35m.  The values that the Claimant is seeking to recover, provided elsewhere herein, have been calculated to exclude the value of this US$2.35m credit note.

42.           Accordingly, the Claimant is entitled to and claims an account of the proceeds of sale of the Property, including any income or profits derived by the Defendant from such sale.

Escrow Agreement

43.           By an Escrow Agreement dated 27 June 2011 (the Escrow Agreement), the Claimant (as Depositor) and the Defendant (as Beneficiary) appointed JP Morgan Chase Bank, NA, acting through its London branch (the Bank), as their escrow agent in respect of British Pound and US Dollar escrow accounts held with the Bank.  The sums currently held to the credit of the escrow accounts is approximately US$19.179m.

44.           Pursuant to the “Escrow Release Conditions” section of the Escrow Agreement, the Defendant may give unilateral instructions to the Bank to release funds from escrow by serving an Escrow Release Notice accompanied by an invoice or invoices legally due by the Claimant against the Contract.

45.           Although the Claimant presently advances no separate claim for damages in this respect, the Claimant reserves the right to refer at trial to the fact that, wrongfully and in breach of the Escrow Agreement, the Defendant has purported to demand the release of funds from the escrow account in respect of sums that were not legally due at the time of the demand or (in some instances) at all.

46.           By reason of the matters pleaded above, there will be no further sum legally due from the Claimant under the Contract.  On the contrary, there will be a substantial net sum due from the Defendant to the Claimant under the Contract alternatively by way of damages.

47.           In the premises, the Claimant is entitled to and claims a declaration that it is entitled to be paid all sums standing to the credit of the escrow account.

End of Well Report

48.           Paragraph 5 of Section III and paragraph 23 of Section IV obliged the Defendant to generate a full set of well reports, inclusive of a lessons learned database.

49.           Further, on 25 January 2011, the parties approved an agreed Contract Management Plan which described how the Contract would be implemented and managed in practice.  By paragraph 4.3 of the Contract Management Plan, it was agreed and/or confirmed that, at the end of operations, the Defendant would compile an End of Well Report documenting the well operation in detail.

50.           Pursuant to s. 14 of the Supply of Goods and Services Act 1982, it was an implied term of the Contract that the Defendant should produce the End of Well Report within a reasonable time.  Paragraph 5 of Section III stated that this was anticipated to be three weeks after cessation of operations while paragraph 23 of Section IV referred to a time-scale of approximately 8 weeks.  Accordingly, a reasonable time for the preparation of the End of Well Report was between 3 and 8 weeks after cessation of operations.

51.           Cessation of operations occurred on 29 February 2012 and accordingly the End of Well Report should have been delivered to the Claimant by 25 April, 2012.

52.           Wrongfully and in breach of contract, the Defendant has failed to deliver an End of Well Report by the said date or at all.

53.           In fact, the Defendant has compounded its breach of contract by wrongfully refusing to provide the End of Well Report as part of an attempt to impose illegitimate pressure on the Claimant.

54.           By an email dated 3 May 2012, Ewan Martin of the Defendant stated that he had been instructed not to provide the End of Well Report until the “financial disputes between the parties had been sorted”.

55.           By an email the same day, Michael Palmer of the Claimant informed the Defendant that the timely provision of the End of Well Report was essential to the business of the Claimant and/or Hyperdynamics and that it was required urgently otherwise the Claimant’s plans might be seriously compromised.

56.           The Defendant has nevertheless wrongfully continued to withhold delivery of the End of Well Report.

57.           In the circumstances, the Claimant is entitled to and claims an order for specific performance of the Defendant’s obligation to deliver the End of Well Report.

58.           Alternatively, the Claimant claims damages in lieu of specific performance pursuant to s. 50 of the Senior Courts Act 1981 and/or alternatively damages at common law.

59.           The Claimant reserves the right to seek interim relief in respect of the Defendant’s continuing failure to deliver the End of Well Report, should this become necessary.

Interest

60.           Further or alternatively, the Claimant claims compound or alternatively simple interest in equity or alternatively pursuant to section 35A of the Senior Courts Act 1981 on any sum awarded to it at such rate, for such period and at such rests as the Court shall think fit.

AND THE CLAIMANT CLAIMS:

(1)              Payment of the sum of US$47.3m or its Sterling equivalent.

(2)              Damages for breach of contract to be assessed.

(3)              All necessary accounts and inquiries.

(4)              Declaratory relief as pleaded in paragraph 47 above.

(5)              Specific performance (alternatively, damages in lieu of specific performance) as pleaded in paragraph 57.

(6)              Compound, alternatively statutory, interest.

(7)              Further or other relief.

(8)              Costs

ANTHONY GRABINER QC

CONALL PATTON

Statement of truth

The Claimant believes that the facts stated in these Particulars of Claim are true.  I am duly authorised by the Claimant to sign this statement.

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